UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2009

DREW INDUSTRIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-13646	13-3250533
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Mamaroneck Avenue, White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:     (914) 428-9098

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events

Registrant has had in effect a Change in Control Agreement with Christopher L. Smith, dated July 17, 2006, which was amended and restated as of December 23, 2008 (the “Existing Agreement”). In connection with the appointment of Mr. Smith as Corporate Controller in May 2008, Registrant amended the Existing Agreement to conform to Registrant’s other Change in Control Agreements by providing for Severance Payment following a Qualifying Termination (i) in the event of an Involuntary Termination for two years, instead of one year, or (ii) in the event of a Voluntary Termination for one year, instead of six months, and (iii) to provide for reduction of the Severance Payment in the second year following an Involuntary Termination by an amount equal to compensation and other benefits received by Mr. Smith from other employment or business activities.

Item 9.01         Financial Statements and Exhibits.

Exhibits.

10.01  Amendment Agreement, dated March 5, 2009, to Amended and Restated Change in Control Agreement between Registrant and Christopher L. Smith, dated December 23, 2008.

        Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREW INDUSTRIES INCORPORATED (Registrant)

By:	/s/ Joseph S. Giordano III
Joseph S. Giordano III
Chief Financial Officer and Treasurer

Dated: March 6, 2009